UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2018

ETHEMA HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

810 Andrews Avenue, Delray Beach, Florida 33483
(Address of principal executive offices)

(561) 450-7679
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On April 17, 2018, Ethema Health Corporation (the “Company”), along with its EDGAR filing agent , filed its Annual Report on Form 10-K (the “ Annual Report” ) in error. The Annual Report included un-audited, pre-adjusted financial statements.  In addition, the Annual Report included an April 17, 2018, report of the Company’s predecessor independent registered public accounting firm, which included an opinion on the Company’s financial position at December 31, 2016. The predecessor independent registered public accounting firm did not authorize or approve the inclusion of their report in the Annual Report.

The Company’s executive officers have discussed the foregoing matter with the Company’s independent registered public accounting firm.

Concurrently with the filing of this Current Report on Form 8-K, the Company will file a Form 10-K/A for the year ended December 31, 2017, which will amend the initial Form 10-K filed on April 17, 2018. The Form 10-K/A will contain the correct financial statements and reports, which should be relied upon, and which when filed can be found on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2018

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: CEO